UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2021

AEHR TEST SYSTEMS
(Exact name of registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 KATO TERRACE, FREMONT, CA	94539
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 510-623-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	TradingSymbol(s)	Name of each exchangeon which registered
Common Stock, par value $0.01 per share	AEHR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 17, 2021, AEHR Test Systems (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Craig-Hallum Capital Group LLC (the “Agent”), in connection with the offer and sale of up to $25,000,000 of shares of the Company’s common stock, par value $0.01 per share (“ATM Shares”). The ATM Shares to be offered and sold under the Sales Agreement will be issued and sold pursuant to a registration statement on Form S-3 (File No. 333-259317), dated September 3, 2021 that became effective with the Securities and Exchange Commission (the “Commission”) on September 17, 2021. A prospectus supplement relating to the offering of the ATM Shares was filed with the Commission on September 17, 2021 (the “Prospectus Supplement”).

Subject to the terms and conditions of the Sales Agreement, the Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of the Nasdaq Stock Market, LLC (“Nasdaq”), to sell ATM Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may impose.

The Company is not obligated to make any sales of ATM Shares, and Agent is not required to sell any specific number or dollar amount of shares of the ATM Shares under the Sales Agreement. The Company or the Agent may suspend or terminate the offering of ATM Shares upon notice to the other party and subject to other conditions.

Under the Sales Agreement, the Agent may sell ATM Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, including, without limitation, sales made directly on or through Nasdaq, on or through any other existing trading market for the Company’s shares of common stock or to or through a market maker. If expressly authorized by the Company, the Agent may also sell ATM Shares in privately negotiated transactions. The Company agreed to pay the Agent a commission up to 3.0% of the gross proceeds from the sales of ATM Shares pursuant to the Sales Agreement.

The Sales Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Agent against certain liabilities, including for liabilities under the Securities Act, and termination provisions. The provisions of the Sales Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

The foregoing description of the Sales Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated September 17, 2021, by and between the Company and Craig-Hallum Capital Group LLC as sales agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEHR TEST SYSTEMS

Date: September 17, 2021	/s/ Kenneth B. Spink
	Name:	Kenneth B. Spink
	Title:	Vice President of Finance and Chief Financial Officer